UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT 84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2007, the Company entered into a Purchase Agreement (the "Agreement") with Mr. Christian F. Murer for the purchase of certain mining claims (the "Pinto Claims"). Mr. Murer owns a 100% interest in the Pinto Claims located in Wayne County, Utah. Under the terms of the Agreement, Mr. Murer will transfer all of his interest to the Company in exchange for cash and shares of common stock as follows:

- $150,000 cash to be paid upon execution of the Agreement

- $350,000 cash to be paid by June 1, 2008

- $400,000 cash to be paid by June 1, 2009

- 200,000 shares of common stock to be issued within 45 days of the date of the Agreement

- 300,000 shares of common stock to be issued by June 1, 2008

- 400,000 shares of common stock to be issued by June 1, 2009

The Company has also to expend $300,000 as work commitment on the Pinto Claims within the next 24 months.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Purchase Agreement with Christian F. Murer Dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per: /s/ Peter Dickie

Peter Dickie

President and Director